Exhibit 8.1

601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900

October 15, 2026
LCI Industries
3501 County Road 6 East
Elkhart, Indiana 46514

Ladies and Gentlemen:
We have acted as counsel to LCI Industries, a Delaware corporation (“LCI”), in connection with the proposed business combination effected pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 30, 2026, by and among LCI, Patrick Industries, Inc., an Indiana corporation (“Patrick”), Planet First Merger Sub Inc., a newly formed Delaware corporation and a direct wholly owned subsidiary of Patrick (“First Merger Sub”), and Planet Second Merger Sub LLC, a newly formed Indiana limited liability company and a direct wholly owned subsidiary of Patrick (“Second Merger Sub”). All capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Merger Agreement.
At your request, and in connection with the effectiveness of the Registration Statement of Patrick on Form S-4, filed on September 23, 2026 with the Securities and Exchange Commission, as amended and supplemented through the date hereof (the “Registration Statement”), including the joint proxy statement/prospectus forming a part thereof (“Proxy Statement/Prospectus”), we are rendering our opinion regarding certain U.S. federal income tax matters.
In connection with this opinion, and with your consent, we have reviewed and relied upon the accuracy and completeness, without independent investigation or verification, of the
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following: (i) the Merger Agreement and the documents referenced therein; (ii) the Registration Statement, including the Proxy Statement/Prospectus; (iii) the statements and representations made by or on behalf of LCI, Patrick, First Merger Sub, and Second Merger Sub in the letters of LCI and Patrick, dated as of October 15, 2026, and delivered to us for purposes of rendering this opinion (the “Tax Representation Letters”); and (iv) such other documents, information and materials as we have deemed necessary or appropriate.
In rendering this opinion, we have assumed (without any independent investigation or review thereof), with your permission, that: (1) all parties to the Merger Agreement, and to any other documents reviewed by us, have acted and will act in accordance with the terms of the Merger Agreement and such other documents; (2) the Mergers and the other transactions described in the Merger Agreement will be consummated pursuant to and in accordance with the terms and conditions set forth in the Merger Agreement and the documents referenced therein, without the waiver or modification of any such terms or conditions, and as described in the Registration Statement; (3) all facts, information, statements, covenants, representations, warranties and agreements made by or on behalf of LCI, Patrick, First Merger Sub, and Second Merger Sub in the Merger Agreement and the documents referenced therein, the Registration Statement and the Tax Representation Letters are true, complete and correct as of the date hereof and, at all times up to the Closing Effective Time, will continue to be true, complete and correct; (4) all facts, information, statements, covenants, representations, warranties and agreements made (or agreed to) by or on behalf of LCI, Patrick, First Merger Sub, and Second Merger Sub in the Merger Agreement and the documents referenced therein, the Registration Statement and the Tax Representation Letters that are qualified by knowledge, intention, expectation, belief, materiality or comparable qualification are and, at all times up to the Closing Effective Time, will continue to be true, complete and correct as though not so qualified; (5) as to all matters as to which any person or entity represents that it is not a party to, does not have, or is not aware of any plan, intention, understanding or agreement, there is in fact no plan, intention, understanding or agreement and, at all times up to and including the Closing Effective Time, there will be no plan, intention, understanding or agreement; and (6) LCI, Patrick, First Merger Sub, and Second Merger Sub will report the Mergers for all U.S. federal income tax reporting purposes in a manner consistent with this opinion. We also have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. Moreover, we have assumed that all facts, information, statements, and representations contained in the documents we have reviewed were true, complete and correct at the time made and will continue to be true, complete and correct at all times up to the Closing Effective Time and that all such facts, information, statements and representations can be established to the Internal Revenue Service or courts, if necessary, by clear and convincing evidence. If any of the assumptions described above are untrue for any reason, or if the Mergers are consummated other than in accordance with the terms and conditions set forth in the Merger Agreement and the documents referenced therein or as described in the Registration Statement, our opinion as expressed below may be adversely affected.
Our opinion is based on the Code, the Treasury Regulations promulgated thereunder, case law and published rulings and other pronouncements of the Internal Revenue Service, as in effect on the date hereof. No assurances can be given that such authorities will not be amended or otherwise changed at any time, possibly with retroactive effect. We assume no obligation to advise you of any such subsequent changes, or to update or supplement this opinion to reflect any change in facts, circumstances or law after the date hereof. Any change in the applicable law or regulations, or any new administrative or judicial interpretation of the applicable law or regulations, may affect the continuing validity of our opinion.
Based upon and subject to the foregoing, and subject to the assumptions, exceptions, qualifications, and limitations stated herein and set forth in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences of the Merger,” we are of the opinion that, for U.S. federal income tax purposes, the First Merger and the Second Merger, taken together, will be treated as a single integrated transaction that will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.
Our opinion relates solely to the specific matters set forth above, and no opinion is expressed, or should be inferred, as to any other U.S. federal, state, local or non-U.S. income, estate, gift, transfer, sales, use or other tax consequences that may result from the Mergers. We express no opinion on any issue or matter relating to the tax consequences of the Mergers contemplated by the Merger Agreement other than the opinion set forth above. Our opinion is limited to legal rather than factual matters and has no official status or binding effect of any kind. Accordingly, we cannot assure you that the Internal Revenue Service or a court will agree with our opinion.
The opinion expressed herein is being furnished in connection with the filing of the Registration Statement and may not be used or relied upon for any other purpose without our prior written consent. This opinion is based on facts and circumstances existing on the date hereof and is being delivered prior to the consummation of the Mergers and therefore is prospective and dependent on future events. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 8.1 to the Registration Statement and to the references to this opinion in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Kirkland & Ellis LLP

Kirkland & Ellis LLP